                                 SECURITIES AND
                              EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                            REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

              -----------------------------------------------------

                          IPVOICE COMMUNICATIONS, INC.

                Nevada                                      65-0729900
---------------------------------------               ------------------------
(State of Jurisdiction of Incorporation                  (I.R.S. Employer
          or Organization)                             Identification Number)

                              14860 Montfort Drive
                                   Suite 210
                              Dallas, Texas 75240
              -----------------------------------------------------
              (Address and Zip Code of principal executive offices)

                                  Phil Verges
                                    Chairman
                              14860 Montfort Drive
                                   Suite 210
                              Dallas, Texas 75240
                                 (972) 386 3372
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(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                             GoldenTree Capital, LLC
                            1739 University Ave. #339
                                Oxford, MS 38655
                               Phone: 662.236.7852
                                Fax: 662.236.7663

                         CALCULATION OF REGISTRATION FEE

-----------------  ------------  ------------------  ------------  ------------------
Title of            Amount to be      Proposed        Propos           Amount of
Securities to be    Registered(1)     Maximum          Maximum      Registration Fee
Registered                          Offering Price    Aggregate
                                     Per Share(2)  Offering Price(3)
-----------------  ------------  ------------------  ------------  ------------------
Common Stock          5,000,000       $   0.05       $   250,000         $23.00
(no par                shares
value)
-----------------  ------------  ------------------  ------------  ------------------

1. Represents shares issuable pursuant to agreements for services rendered or to be rendered.

2. The prices hereof may change prior to the effective date of the Registration
   Statement; therefore, such prices are estimated solely for the purposes of computing the registration fee pursuant to Rule 457(a).

3. Computed pursuant to Rule 457(c) of the Securities Act of 1933, as amended solely for the purpose of calculating the registration fee. The proposed offering price per share upon which the proposed aggregate offering price per share and registration fee are based, has been arbitrarily determined by management and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation.

                                       1

                                      PART I
               INFORMATION REQUIRED IN SECTION 10(a) OF PROSPECTUS

 ITEM 1.  PLAN INFORMATION

     Not Applicable

 ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not Applicable

                                      PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents previously filed with the Commission by the Company for purposes of the information reporting requirements of the Securities
Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

    (a) Our latest Annual Report on Form 10-KSB for the year ended December 31,
        2001, filed under Section 13(a) or 15(d) of Securities Act of 1934, as amended (the "Exchange Act").

    (b) All other reports which we have filed pursuant to Section 13(a) or 15(d)
        of the Exchange Acts since the end of the fiscal year covered by the registrant document referred to in (a) immediately above.

    (c) The description of our common stock contained in our Form 10-SB which was filed as of November 3, 1999.

    (d) Our Articles of Incorporation and any amendments thereto and Bylaws; and

    (e) All other documents filed by us after the date of this Registration
        Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange
        Act, prior to the filing of a post-effective amendment to this Registration
        Statement, which de-registers all securities then remaining unsold, and which shall be deemed to be incorporated by reference in this Registration
        Statement and to be a part hereof from the date of filing such documents.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration
Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part thereof.

 ITEM 4.  DESCRIPTION OF SECURITIES

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Certificate of Incorporation of the Company provides that all directors, officers, employees and agents of the Company shall be entitled to be indemnified by the Company to the fullest extent permitted by law.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of such issue.

 ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

 ITEM 8.  EXHIBITS

     Exhibit No.                     Title
     -----------                     -----
         5.1           Opinion of Williams Law Group, P.A.
        10.1           Agreement with Anthony Welch, as amended
        23.1           Consent of accountant
        23.2           Consent of Williams Law Group, P.A. (included in Item 5.1)

                                       2

ITEM 9. UNDERTAKINGS

   (a)  The undersigned Registrant hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to;

            (i) include any prospectus required by Section 10(a)(3) of the
                Securities Act of 1933;

           (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule
                424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
                table in the effective registration statement; and

          (iii) include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such
                information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the
            Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered the rein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                       3

   (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities
       Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
       Registrant has been advised that in the opinion of the Securities and
       Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceab1e.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any act ion, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas, USA on the 22th day of July, 2002.

 IPVoice Communications, Inc.

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

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Title                              Name              Date          Signature
------------------------------ --------------- --------------- -----------------

Principal Executive Officer    Phil Verges         7/24/02      /s/ Phil Verges

------------------------------ --------------- --------------- -----------------

Principal Accounting Officer   Phil Verges         7/24/02      /s/ Phil Verges

------------------------------ --------------- --------------- -----------------

Principal Financial Officer    Phil Verges         7/24/02      /s/ Phil Verges

------------------------------ --------------- --------------- -----------------

Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.

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SIGNATURE                     NAME                    TITLE              DATE
--------------------- ---------------------- ----------------------- -----------

/s/ Phil Verges            Phil Verges              Director           7/24/02
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